Exhibit 99.1

Asure Software Announces Strong First Quarter 2018 Results; Raises Revenue Guidance for Full Year

AUSTIN, TX – May 9, 2018 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workplace management software, reported results for the first quarter ended March 31, 2018.

First Quarter 2018 Key Financial Highlights
•	First Quarter Total Revenue of $19.3 Million, up 80% Year-Over-Year
•	Cloud Bookings were up 225% Year-Over-Year
•	First Quarter Cloud Revenue of $16.4 Million, up 110% Year-Over-Year
•	Deferred Revenue of $13.2 Million, up 33% Year-Over-Year
•	Unbilled Deferred Revenue of $14.1 Million, up 422% Year-Over-Year
•	Backlog of $27.3 Million, up 167% Year-Over-Year

	Actual Results
	For the three months ended
(in millions except per share data and percentages)	March 31, 2018	March 31, 2017	Change (%)
Revenue	$19.3	$10.7	80%

GAAP Gross Profit	$13.7	$8.3	66%
GAAP Gross Margin	71.2%	77.3%	-8%

Non-GAAP Gross Profit*	$14.0	$8.4	67%
Non-GAAP Gross Margin*	72.8%	78.3%	-7%

GAAP Net Loss	$(1.9)	$(1.1)	82%
Non-GAAP Net Income*	$1.7	$0.9	76%

GAAP Net Loss per Share	$(0.15)	$(0.12)	25%
Non-GAAP Net Earnings per Share**	$0.13	$0.11	18%

Non-GAAP EBITDA*	$3.8	$1.7	121%
Non-GAAP EBITDA Margin*	19.6%	16.0%	23%

* Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release. ** Historical non-GAAP Net Earnings Per Share adjusted for 0% effective tax rate for comparison purposes

Management Commentary

“The first quarter was a strong start to the year,” said Pat Goepel, CEO. “From a financial standpoint, we achieved strong results, including revenue, cloud bookings, cloud revenue, and non-GAAP EBITDA. Total revenue in the quarter grew 80% over the prior year. First quarter’s performance was driven by continued strong execution and growth across the entire business, but particularly in our cloud business, which grew 110% from the year-ago quarter. In addition, cloud bookings for first quarter were up 225% year-over-year. Clearly, our cloud offerings are resonating in the market and new business activity has been promising. As a result of the momentum we are seeing in the marketplace we are raising our annual guidance for 2018.”

CFO Kelyn Brannon noted, “Our cloud strategy continues to experience strong momentum. For the first time, quarterly cloud revenue mix grew beyond the 80% threshold to reach 85% of total revenue in the first quarter. GAAP gross margin declined to 71.2% from 77.3% in the year-ago quarter as a result of revenue mix. As you recall, Asure acquired three resellers at the beginning of the year. These resellers typically carry lower gross margins, and represented a larger portion of our revenue mix in the first quarter, which resulted in the overall gross margin reduction. We ended the quarter with $25.8 million in cash.”

Goepel continued, “In addition to our solid organic performance, we’ve also continued to execute on our acquisition strategy of capitalizing on synergistic and accretive acquisition opportunities. We closed three acquisitions since our last earnings call, bringing the total number we’ve consummated this year to six. These acquisitions enhance our scale, product, customers, cross-sell opportunities, and prepare us for future growth.”

“We remain focused on the key initiatives that have and will continue to drive us forward: accelerating the velocity of our cross-selling opportunities and scaling our business further. What was our intermediate goal of reaching $100 million in revenue is now clearly within our line of sight. Asure‘s industry-leading solutions and proven growth strategy have created significant financial and operational momentum that will scale our business over the long-term.”

Asure delivered the following results for its first quarter 2018:

Cloud Bookings: First quarter cloud bookings were up 225% year-over-year.

Revenue: Total first quarter revenue was $19.3 million, an increase of 80% from $10.7 million in the first quarter of 2017. Recurring revenue represented 91% of total revenue, up from 83% in the year-ago quarter. Normalized recurring revenue represented 82% of total revenue, up from 80% in the year-ago quarter. Cloud revenue represented 85% of total, up from 73% in the year-ago quarter.

Gross Profit: GAAP gross profit was $13.7 million (71.2% margin), a 66% increase from $8.3 million (77.3% margin) in the first quarter of 2017. Non-GAAP gross profit* was $14.0 million (72.8% margin), up 67% from $8.4 million (78.3% margin) in the year-ago quarter.

Non-GAAP EBITDA*: Non-GAAP EBITDA was $3.8 million (19.6% margin), an increase of 121% from $1.7M (16.0% margin) in the first quarter of 2017.

Earnings (Loss) per Share: GAAP loss per share was $(0.15) compared with $(0.12) in the first quarter of 2017. Non-GAAP earnings per share* were $0.13, an increase of 18% from $0.11 in the year-ago quarter.

Deferred Revenue: Deferred revenue on the balance sheet as of March 31, 2018 was $13.2 million, an increase of 33% year-over-year. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the first quarter at $14.1 million, up 422% year-over-year. Backlog, which is the sum of deferred revenue and unbilled deferred revenue, was $27.3 million, up 167% year-over-year.

Recent Business Highlights

New Wins: Asure secured new wins across a range of industry verticals including Basingstoke, Deane Borough Council, and Douglas Fruit among others. Asure also experienced continued expansion with Apple, Genpact, KPMG, P&G and PwC and others.

Three Acquisitions in January 2018: Successfully closed three strategic acquisitions in January 2018: TelePayroll Inc., a Southern California-based provider of HR, payroll and employee benefits services; Pay Systems of America, Inc., a provider of HR, payroll and employee benefits services; and Savers Administrative Services, Inc., a certified third-party administrator of payroll and HR services. All three companies are current resellers of Asure's leading Human Resource Information System platform, Evolution.

Credit Facility Amendment: Amended credit facility, increasing the term loans and amount of available financing to $175 million. Term loans under the facility are $105 million, which includes approximately $36.75 million of new debt. The facility also includes a $5 million revolver. An additional $65 million will be available to support continued growth and future acquisitions.

Three Acquisitions in April 2018: Successfully closed three strategic acquisitions in April 2018: Wells Fargo Business Payroll Services’ Evolution HCM client portfolio and Austin HR, located in Austin, Texas, a provider of outsourced human resources (HR), consulting, and professional services around payroll and employee benefits on the Evolution platform. Asure also acquired OccupEye Limited, a provider of sensor-based solutions that allow organizations across the world to streamline operations, create efficiencies, enhance productivity and analyze employee engagement, which generates cost savings and creates a more employee-focused workplace. OccupEye’s technology combined with Asure’s existing workplace management software HCM services, allows Asure to expand its technology solutions while adding its own complementary and proprietary sensor hardware and analytics.

Nominations and Awards: Pat Goepel, CEO of Asure Software is a finalist for the Entrepreneur Of The Year® 2018 Award in the Central Texas Region. The awards program recognizes entrepreneurs who are excelling in areas such as innovation, financial performance and personal commitment to their businesses and communities. Also, Asure Software’s Human Capital Management platform was named the winner of a Bronze Stevie® Award in the Best New Product or Service of the Year category in The 16th Annual American Business Awards.

Fiscal 2018 Financial Guidance
Asure management increased revenue guidance for fiscal 2018 ending December 31, 2018 and maintained non-GAAP EBITDA guidance. Note that guidance for both revenue and non-GAAP EBITDA were previously increased on April 9, 2018.

	New Range	Prior Range
Revenue	$90.0 million to $93.0 million	$89.0 million to $92.0 million
Non-GAAP EBITDA*	$20.0 million to $23.0 million	$20.0 million to $23.0 million

Additional 2018 Guidance:
Interest expense	$9.0 million to $9.5 million
Depreciation	$1.7 million to $2.3 million
Amortization	$7.7 million to $8.5 million
Stock compensation expense	$0.7 million to $0.8 million
Acquisition costs and other one-time expenses	$2.3 million to $3.3 million
Non-GAAP Effective Tax Rate	0.0%

Conference Call Details
Asure management will host a conference call today (Wednesday, May 9, 2018) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Kelyn Brannon will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-853-5636
International dial-in: 631-291-4544
Conference ID: 8967146

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP net income, non-GAAP gross profit, non-GAAP EBITDA, and non-GAAP free cash flow (collectively the "non-GAAP financial measures"). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Non-GAAP EBITDA differs from GAAP net loss in that it excludes things such as interest, tax, depreciation, amortization, stock compensation, and one-time expenses. Asure Software is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Asure Software has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking Non-GAAP EBITDA guidance to GAAP net loss.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the first quarter 2018 financial statements and for its non-GAAP estimates for 2018:

Stock-Based Expenses: The company's compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments: Beginning in first quarter 2018, the company is using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate for fiscal 2018 is currently projected to be approximately 0.0 percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses: The company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, and relocation.

About Asure Software
Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative solutions designed to help organizations of all sizes and complexities build companies of the future. Our cloud platforms enable more than 100,000 clients direct and indirect, worldwide to better manage their people and space in a mobile, digital, multi-generational, and global workplace. Asure Software's offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization. For more information, please visit www.asuresoftware.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company's financial and operating results; the company's rate of growth and anticipated revenue run rate, including the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company's services or the company's Web hosting; breaches of the company's security measures; domestic and international regulatory developments, including the adoption of new privacy laws; the financial and other impact of any previous and future acquisitions; the nature of the company's business model, including risks related to government contracts; the company's ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the company's services; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the company's ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company's effective tax rate; factors affecting the company's outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company's deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com

Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2018 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$25,808	$27,792
Accounts and note receivable, net of allowance for doubtful accounts of $465 and $425 at March 31, 2018 and December 31, 2017, respectively	13,881	13,361
Inventory	719	509
Prepaid expenses and other current assets	3,418	2,588
Total current assets before funds held for clients	43,826	44,250
Funds held for clients	66,773	42,328
Total current assets	110,599	86,578
Property and equipment, net	6,308	5,217
Goodwill	90,998	77,348
Intangible assets, net	48,665	33,554
Other assets	15,234	614
Total assets	$271,804	$203,311
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$7,816	$8,895
Revolving line of credit	2,379	-
Accounts payable	2,743	1,912
Accrued compensation and benefits	3,236	2,477
Other accrued liabilities	1,832	862
Deferred revenue	12,152	13,078
Total current liabilities before client fund obligations	30,158	27,224
Client fund obligations	66,773	42,328
Total current liabilities	96,931	69,552
Long-term liabilities:
Deferred revenue	1,074	1,125
Notes payable, net of current portion and debt issuance cost	106,772	66,973
Other liabilities	2,354	1,887
Total long-term liabilities	110,200	69,985
Total liabilities	207,131	139,537
Commitments (Note 13)
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 22,000 and 11,000 shares authorized; 12,968 and 12,876 shares issued, 12,584 and 8,517 shares outstanding at March 31, 2018 and December 31, 2017, respectively	130	129
Treasury stock at cost, 384 shares at March 31, 2018 and December 31, 2017	(5,017)	(5,017)
Additional paid-in capital	347,640	346,322
Accumulated deficit	(278,020)	(277,597)
Accumulated other comprehensive income (loss)	(60)	(63)
Total stockholders’ equity	64,673	63,774
Total liabilities and stockholders’ equity	$271,804	$203,311

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2018	2017
Revenue:
Cloud revenue	$16,437	$7,836
Hardware revenue	719	1,088
Maintenance and support revenue	1,173	1,102
Professional services revenue	975	701
Total revenue	19,304	10,727

Cost of Sales	5,557	2,438
Gross profit	13,747	8,289

Operating expenses
Selling, general and administrative	10,709	7,043
Research and development	1,423	769
Amortization of intangible assets	1,597	847
Total operating expenses	13,729	8,659

Gain (Loss) from operations	18	(370)

Other income (loss)
Interest expense and other	(1,760)	(547)
Total other loss, net	(1,760)	(547)

Loss from operations before income taxes	(1,742)	(917)
Income tax provision	(183)	(142)
Net loss	$(1,925)	$(1,059)
Other comprehensive income (loss):
Foreign currency translation gain (loss)	3	(34)
Other comprehensive loss	$(1,922)	$(1,093)

Basic and diluted net loss per share
Basic	$(0.15)	$(0.12)
Diluted	$(0.15)	$(0.12)
Weighted average basic and diluted shares
Basic	12,583,000	8,628,000
Diluted	12,583,000	8,628,000

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,925)	$(1,059)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	2,264	1,180
Provision for doubtful accounts	76	-
Share-based compensation	194	54
Other	-	-
Changes in operating assets and liabilities:
Accounts receivable	(535)	(366)
Inventory	(229)	(43)
Prepaid expenses and other assets	(2,182)	(1,004)
Accounts payable	666	598
Accrued expenses and other long-term obligations	2,040	(29)
Deferred revenue	(1,265)	(516)
Net cash provided by (used in) operating activities	(896)	(1,185)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(37,253)	(8,076)
Purchases of property and equipment	(566)	(21)
Software capitalization costs	(828)	-
Net change in funds held for clients	576	1,540
Net cash provided by (used in) investing activities	(38,071)	(6,557)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	36,750	5,000
Proceeds from line of credit	2,379	-
Payments on notes payable	-	(6,069)
Debt financing fees	(1,577)	(100)
Payments on capital leases	-	(46)
Net proceeds from issuance of common stock	-	-
Net change in client fund obligations	(576)	(1,485)
Net cash provided by (used in) financing activities	36,976	(2,700)

Effect of foreign exchange rates	7	(37)

Net increase (decrease) in cash and cash equivalents	(1,984)	(10,479)
Cash and cash equivalents at beginning of period	27,792	12,767
Cash and cash equivalents at end of period	$25,808	$2,288

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$-	$411
Income taxes	-	-
Non-cash Investing and Financing Activities:
Subordinated notes payable –acquisitions	-	2,090
Equity issued in connection with acquisitions	-	946

Reconciliation of GAAP to Non-GAAP

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP Gross profit	$8,289	$10,053	$12,125	$11,358	$13,747
Stock compensation	$2	$4	$0	$0	$4
Amortization	$106	$106	$134	$134	$297
Non-GAAP gross profit	$8,397	$10,163	$12,235	$11,492	$14,048
Non-GAAP gross margin	78.3%	78.9%	78.8%	75.1%	72.8%

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18
Reconciliation from net income to non-GAAP EBITDA:
GAAP Net income (loss)	$(1,059)	$(1,839)	$(1,280)	$(1,545)	$(1,925)
Stock compensation	$54	$171	$139	$230	$194
Amortization	$953	$1,148	$1,449	$1,380	$1,895
Acquisition costs and other one-time expenses	$850	$1,233	$1,583	$2,073	$1,308
Taxes based on a 0% tax rate	$142	$141	$85	$(272)	$184
Interest Expense One-Time Credit	$0	$0	$0	$(259)	$0
Depreciation	$227	$224	$342	$337	$370
Other Income & Expenses	$547	$1,088	$1,643	$1,347	$1,760
Non-GAAP EBITDA	$1,714	$2,166	$3,961	$3,291	$3,786
Non-GAAP EBITDA margin	16.0%	16.8%	25.5%	21.5%	19.6%

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18
Reconciliation from GAAP net income (loss) to non-GAAP net income
GAAP Net income (loss)	$(1,059)	$(1,839)	$(1,280)	$(1,545)	$(1,925)
Stock compensation	$54	$171	$139	$230	$194
Amortization	$953	$1,148	$1,449	$1,380	$1,895
Acquisition costs and other one-time expenses	$850	$1,233	$1,583	$2,073	$1,308
Taxes based on a 0% tax rate	$142	$141	$85	$(272)	$184
Interest Expense One-Time Credit	$0	$0	$0	$(259)	$0
Non-GAAP net income	$940	$854	$1,976	$1,607	$1,656

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18
Calculation of non-GAAP net income per share
Non-GAAP net income	$940	$854	$1,976	$1,607	$1,656
Pro forma diluted weighted-average number of common shares	8,839	10,212	12,599	12,659	12,846
Non-GAAP EPS	$0.11	$0.08	$0.16	$0.13	$0.13
Non-GAAP EPS (previously reported)	$0.09	$0.07	$0.15	$0.17	$0.11

Investor Relations Contact:
Carolyn Bass, Partner
Market Street Partners
415-445-3232
cbass@marketstreetpartners.com